Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Teleflex Incorporated

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	23-1147939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 East Swedesford Road, Suite 400 Wayne, PA	19087
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Guarantor as Specified in its Charter	State or Other Jurisdiction of Organization	I.R.S. Employer Identification Number	Address Including Zip Code and Telephone Number Including Area Code of Registrant Guarantor’s Principal Executive Offices

Airfoil Technologies International-Ohio, Inc.	DE	34-1524431	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Arrow International Investment Corp.	DE	51-0318940	Little Falls Centre II 2751 Centerville Road Suite 3151 Wilmington, DE 19808 Telephone: (302) 225-5050

Arrow International, Inc.	PA	23-1969991	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Arrow Interventional, Inc.	DE	23-2766329	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Hotspur Technologies, Inc.	DE	26-3621954	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Technology Holding Company II	DE	23-2365446	Little Falls Centre II 2751 Centerville Road Suite 3148 Wilmington, DE 19808 Telephone: (302) 225-5050

Technology Holding Company III	DE	51-0375996	Little Falls Centre II 2751 Centerville Road Suite 3149 Wilmington, DE 19808 Telephone: (302) 225-5050

Teleflex Medical Incorporated	CA	95-1867330	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

TFX Equities Incorporated	DE	23-2494396	Little Falls Centre II 2751 Centerville Road Suite 3150 Wilmington, DE 19808 Telephone: (302) 225-5050

TFX International Corporation	DE	51-0234032	Consolidated Services Limited 3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda, Telephone: (441) 295-8313

TFX Medical Wire Products, Inc.	DE	41-1820485	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

TFX North America Inc.	DE	02-0622705	Consolidated Services Limited 3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton HM08, Bermuda, Telephone: (441) 295-8313

VasoNova, Inc.	DE	20-3890775	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Vidacare LLC	DE	74-2899035	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Wolfe-Tory Medical, Inc.	UT	87-0516090	550 E. Swedesford Road Suite 400 Wayne, PA 19087 Telephone: (610) 225-6800

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.            Not applicable.

Item 16. List of Exhibits.            List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 26th day of April, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin Reed
Martin Reed Vice President

EXHIBIT 6

April 26, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin Reed
Martin Reed
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,979
Interest-bearing balances		223,029
Securities:
Held-to-maturity securities		80,197
Available-for-sale securities		242,793
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		106
Securities purchased under agreements to resell		19,410
Loans and lease financing receivables:
Loans and leases held for sale		14,220
Loans and leases, net of unearned income	874,691
LESS: Allowance for loan and lease losses	10,349
Loans and leases, net of unearned income and allowance		864,342
Trading Assets		36,666
Premises and fixed assets (including capitalized leases)		7,632
Other real estate owned		1,338
Investments in unconsolidated subsidiaries and associated companies		1,109
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		21,471
Other intangible assets		17,042
Other assets		64,246

Total assets		$1,610,580

LIABILITIES
Deposits:
In domestic offices		$1,120,976
Noninterest-bearing	351,211
Interest-bearing	769,765
In foreign offices, Edge and Agreement subsidiaries, and IBFs		137,649
Noninterest-bearing	684
Interest-bearing	136,965
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,880
Securities sold under agreements to repurchase		20,470

Dollar Amounts In Millions
Trading liabilities	20,694
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	111,172
Subordinated notes and debentures	15,438
Other liabilities	28,382

Total liabilities	$1,459,661

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,703
Retained earnings	41,194
Accumulated other comprehensive income	2,097
Other equity capital components	0

Total bank equity capital	150,513
Noncontrolling (minority) interests in consolidated subsidiaries	406

Total equity capital	150,919

Total liabilities, and equity capital	$1,610,580

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Cynthia Mulligan                                    Directors

Stephen W. Sanger

Enrique Hernandez, Jr